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                                  EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Risk Management Group, Inc. (the "Company") of our report dated September 28, 1998 included in the Company's Annual Report on Form 10-KSB.

SWEENEY, GATES & CO.

Fort Lauderdale, Florida
October 18, 1999